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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-33857, 333-34773, 333-39415, 333-43222,
333-45397, 333-52941, 333-58401, 333-95373) and in the Registration Statements
on Form S-8 (Nos. 333-22197, 333-42024, 333-62389) of Acacia Research
Corporation of our report dated February 25, 2000, except for Note 10, as to which the date is March 20, 2000 relating to the financial statements which appear on this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
September 28, 2000